UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Science Park Road, Suite 220, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On February 15, 2018, Kura Oncology, Inc. (the “Company”) presented updated preliminary results from its Phase 2 clinical trial of its lead product candidate, tipifarnib, in patients with head and neck squamous cell carcinomas (HNSCC) with HRAS mutations. Nine patients with HRAS mutant HNSCC had been enrolled in the Phase 2 trial as of the February 8, 2018 data cutoff date. Five out of the six evaluable patients achieved a confirmed, partial response as defined by standard RECIST criteria for an overall response rate of 83% (36-99.6%, 95%CI), including durable responses of more than 18 months in two patients. The sixth evaluable patient experienced tumor shrinkage and prolonged disease stabilization. Three additional patients were enrolled since the last trial update in October 2017, however, none of the three additional patients were evaluable as of the February 8th data cutoff date; two are off study and one was still too early for disease assessment. All patients joined the trial upon progression from at least one line of therapy, including chemotherapy, cetuximab or immune therapy, with patients having experienced a median of two prior therapies (range, 1-4). Tipifarnib was generally well-tolerated. The most common treatment related adverse events (grade ≥ 3) were anemia (33.3%), nausea (22.2%), neutropenia, vomiting and decreased appetite (11.1% each).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA ONCOLOGY, INC.

Date: February 16, 2018	By:	/s/ Annette North
Annette North
Senior Vice President and General Counsel